UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28th, 2012

Commission File Number: 333-152002

DAULTON CAPITAL CORP

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

30-0459858

(IRS Employer Identification Number)

The Seagram Building

375 Park Avenue

Suite 2607

New York, NY

  (Address of principal US executive offices)

 Tel:  212 634-6805

(Registrant’s telephone number)

www.DaultonCapital.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28th, 2012, Daulton Capital Corp and the Shareholders of Grimsby Investments Ltd entered into an Amendment their previously signed Share Purchase Agreement of May 12th, 2012, solely to address two previous conditions between the parties, namely the Company's obligations under that agreement to tender preferred shares and funds payable to the shareholders of Grimsby Investments Ltd.

§a of that Agreement called for $75,000,000 of the debt to be converted into preferred shares. This section and obligation is specifically waved and cancelled.

§b of that Agreement called for $75,000,000 of the debt to be secured by a 10 year Promissory Note. This section and obligation is specifically amended by the waiver and cancellation of obligation to pay $67,500.000 of the debt. The remaining $7,500,000 of the debt remains, and shall be evidenced by 10 year Promissory Note in favor of Endx Pte Limited and TigerSprey Pte Limited.

All other aspects of the original Share Purchase Agreement are unchanged and this Amendment should have no effect upon any other clause within said Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 - Amendment to Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAULTON CAPTIAL CORP

Date: August 28th, 2012	By:	/s/ Arun Pudur
Arun Pudur, Director

	By:	/s/ Brian Smith
Brian Smith, Director

	By:	/s/ Arun Ramachandran
Arun Ramachandran, Director